UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2020

FOMO CORP.

(Exact name of Registrant as specified in its Charter)

CALIFORNIA	001-13126	83-3889101
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1 E Erie St, Ste 525 Unit #2250, Chicago, IL 60611

(Address of principal executive offices)

(630) 286-9560

(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common	ETFM	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [X]

FOMO CORP. is referred to herein as “we”, “us”, or “us”

ITEM 8.01 Other Events

FOMO CORP. (“FOMO”) and its wholly owned subsidiary, Purge Virus LLC (“PV”) have signed a strategic alignment agreement with Chicago, IL-based Agile Technologies Group, LLC (“Agile”; http://www.4agiletech.com) that includes rights of first refusal to cross-sell disinfection products to Agile’s customers and to offer COVID-19 testing services to PV customers, non-circumvention non-disclosure stipulations to protect each partner’s respective customer bases and sales pipelines, and the addition of Agile’s CEO Rod Martin to FOMO’s Advisory Board. Martin is a seasoned executive with 30 years’ experience across business and industry including the global healthcare and technology markets. As consideration, FOMO issued Agile 100,000,000 sales incentive common stock purchase warrants with a strike price of $0.001 and a three-year expiration and Rod Martin 10,000,000 common stock purchase warrants under the same terms. The warrants will vest upon Agile generating 2021 sales of PV products of more than $500,000 or upon Agile generating cumulative sales of more than $1,000,000 through YE23. The Companies have been working together since September 2020, have already generated revenues from multiple customers across the country, and have an active sales pipeline.

Item 9.01. Exhibits

(a) Exhibits. The following exhibit is incorporated by reference with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Purge Virus LLC / Agile Technologies Group, LLC Strategic Alignment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOMO CORP.

Date: January 13, 2021	By:	/s/ Vikram Grover
Vikram Grover
Chief Executive Officer